Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 5, 2012 relating to the consolidated financial statements of Splunk Inc., which appears in Splunk Inc.’s Amendment No. 7 to Registration Statement on Form S-1 (No. 333-178988) filed on April 18, 2012.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 24, 2012